Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-3 (No. 333-167844) of Lloyds Banking group plc of our report dated 22 December 2010, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Lloyds Banking Group plc’s Current Report on Form 6-K dated 22 December 2010. We also consent to the reference to us under the heading ‘Experts’ in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Edinburgh, United Kingdom

22 December 2010